UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026 (June 5, 2026)

Cardiff Lexington Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

710 East Main Street, Lexington, KY	40502
(Address of principal executive offices)	(Zip Code)

(800) 530-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933) or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 5, 2026, Cardiff Lexington Corporation, a Nevada corporation (the “Company”), entered into a common stock purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with an institutional investor (the “Investor”), pursuant to which the Investor has committed to purchase up to $25,000,000 of shares of the Company’s common stock; provided that such amount may be increased to $75,000,000 in the Company’s sole discretion (the “Total Purchase Commitment”).

In consideration for the Investor’s commitment to purchase shares of common stock under the Purchase Agreement, the Company has agreed to issue to the Investor a number of shares of common stock equal to $250,000 divided by the closing price of the Company’s common stock on the effective date of the Registration Statement (as defined below); provided that if the Total Purchase Commitment is increased to $75,000,000, then the Company has agreed to issue to the Investor a number of additional shares of common stock equal to $500,000 divided by the closing price of the Company’s common stock on the date of such issuance (the “Commitment Shares”).

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to the Investor, and the Investor is obligated to purchase, shares of common stock in an amount of up to the Total Purchase Commitment. Sales under the Purchase Agreement will not commence until all of the conditions set forth in the Purchase Agreement have been satisfied, including that the Registration Statement is declared effective by the Securities and Exchange Commission (the “SEC”) and a final prospectus in connection therewith is filed. Thereafter, the Company may, subject to the satisfaction of certain additional conditions set forth in the Purchase Agreement, from time to time and at its sole discretion, for a period of thirty-six (36) months, on any trading day that it selects, provided that the Closing Sale Price (as defined below) of the common stock is equal to or greater than $0.20 (unless such requirement is waived by the Investor) and that all shares of common stock subject to all prior purchases have been properly delivered to the Investor in accordance with the Purchase Agreement, direct the Investor to purchase up to a number of shares of common stock equal to the lesser of (i) 40% of the lowest Daily Valued Traded (as defined below) of the common stock on the five (5) trading days immediately preceding the purchase date, (ii) 250,000 shares of common stock, or (iii) $250,000. For purposes of the Purchase Agreement, “Closing Sale Price” means the greater of (i) the then current book value of the common stock and (ii) the last closing trade price for the common stock on its principal trading market, as reported by Bloomberg L.P., and “Daily Value Traded” means the product obtained by multiplying the daily trading volume of the common stock during regular trading hours as reported by Bloomberg L.P. by the dollar volume-weighted average price for the common stock, as reported by Bloomberg L.P. through its “AQR” function, for such trading day.

The Company will control the timing and amount of any sales of common stock to the Investor. The purchase price of the shares that may be sold to the Investor under the Purchase Agreement will be equal to the lesser of 97% of (i) the lowest daily volume weighted average price of the common stock as reported by Bloomberg L.P. using the AQR function for the five (5) trading days immediately preceding the applicable purchase date and (ii) the lowest trading price of a share of common stock on the third (3rd) full trading day after the applicable purchase date; provided, however, that if the Investor waives the requirement that the Closing Sale Price is equal to or greater than $0.20 and purchases are made at less than $0.20, then the discount shall be adjusted to 90%, and the Company must reimburse the Investor for any incremental increase in trading commissions and clearing costs incurred in connection therewith. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction occurring after the date of the Purchase Agreement.

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Notwithstanding the foregoing, the Purchase Agreement prohibits the Company from directing the Investor to purchase any shares of common stock if those shares, when aggregated with all other shares of common stock then beneficially owned by the Investor and its affiliates, would result in the Investor and its affiliates having beneficial ownership at any single point in time of more than 4.99% of the then total outstanding shares of common stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder.

The Purchase Agreement prohibits the Company from entering into any other “equity line of credit,” “at the market offering” or other similar continuous offering in which the Company offers, issues or sells common stock or other equity securities at a future determined price. It also requires that the Company repurchase all outstanding shares issued under the Purchase Agreement (excluding the Commitment Shares) that are held by the Investor at a cash purchase price per share equal to one hundred percent (100%) of the purchase price paid by the Investor for such shares upon written request by the Investor if the Company completes an Equity Transaction (as defined in the Purchase Agreement) prior to the termination of the Purchase Agreement, subject to certain exceptions.

The Company may at any time terminate the Purchase Agreement without fee, penalty or cost upon five (5) trading day’s written notice. The Investor may also terminate the Purchase Agreement upon ten (10) trading day’s written notice under certain circumstances set forth in the Purchase Agreement. The Investor may not assign or transfer its rights and obligations under the Purchase Agreement.

Pursuant to the Registration Rights Agreement, the Company agreed to register all shares of common stock issuable to the Investor under the Purchase Agreement (the “Registrable Securities”). The Company agreed to file an initial registration statement (the “Registration Statement”) with the SEC as soon as practicable, but in no event later than the forty-fifth (45th) calendar day after the date of the Registration Rights Agreement. If at any time all Registrable Securities are not covered by the Registration Statement, and if the Company desires to sell additional shares to the Investor under the Purchase Agreement, the Company shall then use its reasonable best efforts to file with the SEC one or more additional registration statements so as to cover all of the Registrable Securities not covered by the Registration Statement. Pursuant to the Registration Rights Agreement, the Company agreed to use its commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable after filing, but in no event later than the earlier of (i) the ninetieth (90th) calendar day (or the one hundred and twentieth (120th) calendar day if subject to a full review by the SEC) after the date of the Registration Rights Agreement, and (ii) the third (3rd) business day following the date the Company is notified by the SEC that the Registration Statement will not be reviewed.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties.

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Actual sales of shares of common stock to the Investor will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the common stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. The Investor has covenanted not to cause or engage in, in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s common stock.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there by any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Common Stock Purchase Agreement, dated June 5, 2026, between Cardiff Lexington Corporation and the Investor
10.2	Registration Rights Agreement, dated June 5, 2026, between Cardiff Lexington Corporation and the Investor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2026	CARDIFF LEXINGTON CORPORATION

/s/ Alex Cunningham
Name: Alex Cunningham
Title: Chief Executive Officer

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